       1                                   EXHIBIT 10(x)
                         AMENDMENT
                            TO
              THE BANK OF NEW YORK COMPANY, INC.
                     RETIREMENT PLAN FOR
                    NON-EMPLOYEE DIRECTORS


          WHEREAS, The Bank of New York Company, Inc.
  Retirement Plan for Non-Employee Directors (the "Directors' Retirement Plan") was adopted by the Board of Directors of The Bank of New York Company, Inc. (the "Company"), effective as of May 11, 1993; and
          WHEREAS, Section 6 of the Directors' Retirement
  Plan provides that the Board of Directors of the Company may amend the Plan at any time, except in certain respects not material hereto; and
          WHEREAS, the Board of Directors of the Company desires to adopt an amendment to the Directors' Retirement Plan;
          NOW, THEREFORE, the Directors' Retirement Plan is hereby amended, effective as of November 8, 1994, by the addition of a new paragraph (e) at the end of Section 2 of the Plan to read as follows:
          (e) Notwithstanding anything contained herein to the contrary, in the event of a Change of Control (as defined below), (i) each retired member of the Board who is then receiving (or entitled to receive) retirement benefits under the Plan shall be paid within 60 days thereafter, a lump sum payment of the actuarial equivalent of the retired member's retirement benefit as of the Change of Control and (ii) each member of the Board who ceases to be a member of the Board within two years after the Change of Control for any reason other than his death and (A) is entitled to a retirement benefit under the Plan or (B) would be entitled to a retirement benefit under the Plan if he satisfied the age and service requirements of paragraph (a) of

  Section 1 of the Plan, shall receive a lump sum payment of the actuarial equivalent of the member's retirement benefit as determined in accordance with the next sentence, within 60 days after he ceases to be a member of the Board. The retirement benefit of a member of the Board referred to in clause (ii) of the preceding sentence shall be equal to 100% of his annual retainer payable for (i) the life of the member of the Board, if he has attained age 70 when he ceased to be a member of the Board, or (ii) the number of years of service as a member of the Board, if he had not attained age 70 when he ceased to be a member of the Board. The actuarial equivalent of retirement benefits hereunder shall be determined on the basis of the actuarial assumptions in effect under the Retirement Plan of The Bank of New York Company, Inc. immediately prior to the date of payment.

          A "Change of Control" shall be deemed to occur if
       (A) any "person" (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Company or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by stockholders of the Company in substan-tially the same proportion as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Com-pany's then outstanding securities ("Voting Securities"); or (B) during any period of not more than two years, individuals who constitute the Board of Directors of the Company as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A) or (C) of this sentence) whose election by the Board of Directors of the Company or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to con-stitute a majority thereof; or (C) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining
<Page 3>

  outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or any agreement for the sale or disposition by the Company or all or substantially all of the Company's assets.